EXHIBIT 99.3

CONSENT OF PROSPECTIVE DIRECTOR

In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to my being named in the Registration Statement on Form S-4, to which this consent is an exhibit, filed by Red Rider Holdco, Inc. (“Holdco”) with the Securities and Exchange Commission, and all amendments (including post-effective amendments) thereto (the “Registration Statement”) and any prospectus and/or proxy statement contained therein and any amendment or supplement thereto, as a person who is to become a director of Holdco upon the Effective Time (as such term is defined in the Agreement and Plan of Merger (the “Merger Agreement”), dated December 4, 2017, by and among Bill Barrett Corporation, Holdco, Rio Merger Sub, LLC, Rider Merger Sub, Inc., Fifth Creek Energy Operating Company, LLC and, for certain limited purposes set forth in the Merger Agreement, Fifth Creek Energy Company, LLC, and, for certain limited purposes set forth in the Merger Agreement, NGP Natural Resources XI, L.P., as it may be amended from time to time) and to the filing of this consent as an exhibit to the Registration Statement.

/s/ Scott A. Gieselman
Name: Scott A. Gieselman